Exhibit 10.1

FIFTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement (the “Fifth Amendment”) is executed and dated effective as of the 30th day of December, 2011 (the “Amendment Date”) between Repros Therapeutics Inc., a Delaware corporation (the “Company”) and Joseph S. Podolski (the “Employee”).

WHEREAS, the Company and Employee entered into an Employment Agreement dated as of January 1, 1993, as amended by the First Amendment to Employment Agreement dated January 31, 2001, the Second Amendment to Employment Agreement dated October 29, 2002, the Third Amendment to Employment Agreement dated as of March 11, 2009 and the Fourth Amendment to Employment Agreement dated as of March 10, 2010 (as amended, the “Employment Agreement”);

WHEREAS, the Company and Employee wish to amend certain provisions of the Employment Agreement to extend Employee’s term;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereto agree as follows:

1.           Capitalized terms used but not defined herein have the respective meanings set forth in the Employment Agreement.

2.           Section 2 of the Employment Agreement is hereby amended by replacing the second paragraph thereof in its entirety with the following:

“Term of Employment.  The remaining Term of this Agreement is hereby fixed at the period commencing on the date hereof and continuing through May 31, 2014 (the “Remaining Term”), unless previously terminated by the Company or Employee prior to such date pursuant to the terms of Section 6 hereof. ”

3.           Except as amended and modified by this Fifth Amendment, the Employment Agreement shall continue in full force and effect. The Employment Agreement and this Fifth Amendment shall be construed as one and the same instrument.

4.           This Fifth Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Fifth Amendment to produce or account for more than one such counterpart.

5.           This Fifth Amendment (i) constitutes the entire contract between the parties relative to the amendments to the Employment Agreement made hereby, (ii) supersedes all prior agreements, consents and undertakings relating to such amendments and (iii) may not be contradicted by evidence of prior contemporaneous or subsequent oral agreements of the parties.

6.           This Fifth Amendment shall be construed and enforced in accordance with the laws of the State of Texas.

7.           This Fifth Amendment shall be binding upon and shall inure to the benefit of and enforceable by the parties hereto and their respective successors and assigns.

[Remainder Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to the Employment Agreement effective (the “Effective Date”) for all purposes as of the date first above written.

COMPANY:
REPROS THERAPEUTICS INC.
By: /s/ Nola Masterson
Nola Masterson
Chair of the Board

EMPLOYEE:
By: /s/ Joseph S. Podolski
Joseph S. Podolski